Writer’s E-mail:

jmckee@davismckee.com

Exhibit 5.1

February 5, 2019

VIA U.S. MAIL &

EMAIL: mdlg@cipherloc.net

Board of Directors

Cipherloc Corporation

825 Main Street, Suite 100

Buda, Texas 78610

Re:	Opinion to be filed with an S-1 Registration statement of Cipherloc
Corporation, a Texas Corporation, CIK 0001022505

Gentlemen:

This Opinion is in connection with a registration statement to be filed by Cipherloc Corporation, a Texas corporation on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 18,897,400 issued shares, $0.01 par value of the Company’s common stock and 24,226,866 shares issuable upon the exercise of outstanding warrants, for public sale by the Company’s’ selling shareholders.

You have requested my opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of this opinion, I have examined the Registration Statement, the Company’s Articles of Incorporation as amended filed on March 23, 2015, the Company’s Bylaws as amended filed on September 9, 2014, the Exhibits to be attached to the Registration Statement and such other documents and matters of law as I have deemed necessary for the expression of the opinion herein contained.

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals of all copies submitted to me by the parties herein. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.

Based upon and subject to the foregoing, it is my opinion with respect to the registration of 18,897,400 issued shares, $0.01 par value of the Company’s common stock (the “Shares”), for public sale by the Company’s selling shareholders as disclosed in the S-1 Registration Statement , the subject shares are validly issued, fully paid, non-assessable and owned by the 264 selling shareholders. In connection with the registration of 24,226,866 shares issuable upon the exercise of outstanding warrants, for public sale by the Company’s’ selling shareholders it is my opinion that the Shares have been duly authorized and when issued and paid for as described in the Registration Statement and Prospectus, will be, validly issued, fully paid and non-assessable.

This opinion is limited to the Federal laws of the United States, and the applicable statutory provisions of the General Corporation Laws of the State of Delaware, including all applicable provisions of the Delaware Constitution and all regulations related to and all reported judicial decisions interpreting those laws and provisions.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Interests of Named Experts and Counsel” in the prospectus comprising part of the Registration Statement.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and I assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,

/s/ Jeffrey A. McKee
Jeffrey A. McKee